Exhibit 10.6 - Confidential Materials Omitted And Filed Separately With The Securities And Exchange Commission. Asterisks Denote Omissions

September 3, 2007

Alpharma Inc.
Alpharma Operating Corporation
Alpharma U.S. Inc.
Barre Parent Corporation
Alpharma Euro Holdings Inc.
Alpharma (Bermuda) Inc.
Alpharma USHP Inc.
Alpharma Animal Health Company
Mikjan Corporation
Alpharma Holdings Inc.
Alpharma Specialty Pharma Inc.
Purepac Pharmaceutical Holdings, Inc.
Alpharma Pharmaceuticals LLC
440 Route 22 East
Bridgewater, New Jersey 08807

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Loan and Security Agreement dated March 10, 2006 (as at any time amended, the "Loan Agreement"), among Alpharma Inc., a Delaware corporation ("Parent"), Alpharma Operating Corporation, a Delaware corporation, Alpharma U.S. Inc., a Delaware corporation, Barre Parent Corporation, a Delaware corporation, Alpharma Euro Holdings Inc., a Delaware corporation, Alpharma (Bermuda) Inc., a Delaware corporation, Alpharma USHP Inc., a Delaware corporation, Alpharma Animal Health Company, a Texas corporation, Mikjan Corporation, an Arkansas corporation, Alpharma Holdings Inc., a Delaware corporation, Alpharma Specialty Pharma Inc., a Delaware corporation f/k/a Alpharma Pharmaceuticals Inc., Purepac Pharmaceutical Holdings, Inc., a Delaware corporation, and Alpharma Pharmaceuticals LLC, a Delaware limited liability company f/k/a Alpharma Branded Products Division Inc. (collectively, "Borrowers" and individually, a "Borrower"), the various financial institutions party thereto from time to time (collectively, "Lenders") and Bank of America, N.A., a national banking association, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

Borrowers have informed Agent and Lenders that Alpharma Ireland Limited, a corporation organized under the laws of Ireland and a Foreign Subsidiary of Alpharma Operating Corporation ("Alpharma Ireland"), desires to enter into a certain Exclusive License Agreement (the "License Agreement") with IDEA AG, a German corporation ("Licensor"), pursuant to which Alpharma Ireland will license from Licensor the "Licensed Technology" and the "Licensed Ancillary IPR" (as such terms are defined in the License Agreement). In connection with the License Agreement, Licensor is requiring an unsecured guaranty from Parent with respect to all milestone payments of up to **** in the aggregate and all royalty and other payments owing by Alpharma Ireland under the License Agreement (the "Parent Guaranty"). Borrowers have requested that Agent and Lenders consent to the Parent Guaranty, and Agent and Lenders are willing to do so subject to the terms and conditions contained herein.

1. Consent. Subject to the satisfaction of the conditions precedent set forth below, Agent and Lenders hereby consent to the Parent Guaranty. Such consent is subject to the satisfaction of the following conditions precedent in form and substance satisfactory to Agent and Lenders in their sole and absolute discretion: (a) the Parent Guaranty and the License Agreement are executed on or before September 30, 2007, (b) at the time of the execution of the Parent Guaranty and the License Agreement, and after giving effect thereto, no Default or Event of Default exists, and (c) Agent receives and finds acceptable the Parent Guaranty, the License Agreement and such other agreements and other documents as Agent may reasonably request.

2. Amendment to Loan Agreement. Upon satisfaction of the conditions precedent set forth above, the Loan Agreement shall be deemed amended as follows:

(a) By deleting the definition of "Permitted Contingent Obligations" in Section 1.1 of the Loan Agreement and by substituting in lieu thereof the following:

Permitted Contingent Obligations - Contingent Obligations arising from endorsements of items of payment for collection or deposit in the Ordinary Course of Business; Contingent Obligations of any Consolidated Group Member existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies; Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under Section 8.4.2; Contingent Obligations consisting of reimbursement obligations from time to time owing by any Borrower to Issuing Bank with respect to Letters of Credit (but in no event to include reimbursement obligations at any time owing by a Borrower to any other Person that may issue letters of credit for the account of Borrowers); unsecured guaranties made by a Consolidated Group Member for Debt or other obligations of another Consolidated Group Member that is expressly permitted to be incurred hereunder or not prohibited; Contingent Obligations of Parent arising under that certain unsecured guaranty from Parent to IDEA AG, a German corporation ("IDEA"), as in effect on the date of execution thereof, which date shall be on or before September 30, 2007 (the "IDEA Guaranty"), with respect to milestone payments of up to **** in the aggregate and all royalty and other payments owing by Alpharma Ireland Limited ("Alpharma Ireland") under that certain Exclusive License Agreement between IDEA and Alpharma Ireland as in effect on the date of execution thereof, which date shall be on or before September 30, 2007 (the "IDEA License Agreement"); other unsecured Contingent Obligations not to exceed $25,000,000 in the aggregate at any time; the Permitted Euro Debt Guaranty; and unsecured guaranties made by a Consolidated Group Member for Debt of another Consolidated Group Member that is expressly permitted to be incurred hereunder.

(b) By adding the following definition of "Alpharma Ireland Loan" to Section 1.1 of the Loan Agreement, in proper alphabetical sequence:

Alpharma Ireland Loan - a loan or other advance of money from a Borrower to Alpharma Ireland in order to enable Alpharma Ireland to pay the upfront consideration, any milestone payments and any other payments to IDEA under the IDEA License Agreement, or any such payment by a Borrower to IDEA on behalf of Alpharma Ireland.

(c) By deleting Section 10.2.2 of the Loan Agreement and by substituting in lieu thereof the following:

10.2.2. Loans

. Make any loans or other advances of money to any Person other than: (i) to an officer or employee of a Borrower or a Domestic Subsidiary for salary, travel advances, advances against commissions and other similar advances in the Ordinary Course of Business, (ii) investments permitted under Section 10.2.12, (iii) so long Availability at the time of and after giving effect thereto is not less than $15,000,000 and no Default or Event of Default exists or would result therefrom, loans (other than an Alpharma Ireland Loan) to a Subsidiary that is not a Borrower, and (iv) so long Availability at the time of and after giving effect thereto is not less than $25,000,000 and no Default or Event of Default exists or would result therefrom, any Alpharma Ireland Loan.

(d) By adding the following new Section 10.2.22 to the Loan Agreement immediately following Section 10.2.21 thereof:

10.2.22 Amendments to IDEA License Agreement. Amend, modify or supplement, or permit Alpharma Ireland or any other Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement) of the IDEA Guaranty or the IDEA License Agreement or any documents executed in connection therewith, without Agent's prior written consent, if such amendment, modification or supplement increases or otherwise modifies the payment obligations thereunder or modifies the maturity date of any payment obligations thereunder, or otherwise creates additional obligations, covenants, representations or warranties of Parent or any other Borrower or any Domestic Subsidiary.

3. Additional Covenant. Notwithstanding anything contained herein, Borrowers covenant and agree that no proceeds of Loans shall be used to fund the upfront consideration under the IDEA License Agreement.

4. Miscellaneous. Each Borrower hereby: (i) ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents; (ii) acknowledges and stipulates that (a) the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, (b) all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower) and (c) the security interests and Liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and Liens; (iii) represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this letter agreement, that (a) no Default or Event of Default exists on the date hereof, (b) the execution, delivery and performance of this letter agreement have been duly authorized by all requisite corporate action on the part of such Borrower, (c) this letter agreement has been duly executed and delivered by such Borrower and (d) all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof; (iv) agrees that, upon the effectiveness of this letter agreement, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this letter agreement; (v) agrees that this letter agreement shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default; (vi) agrees that this letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York; (vii) agrees that this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (viii) agrees that, except as otherwise expressly provided in this letter agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect; (ix) agrees that this letter agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect; (x) agrees that this letter agreement may be executed in any number of counterparts and by different parties to this letter agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement; (xi) agrees that any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto; (xii) agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby; and (xiii) agrees that section titles and references used in this letter agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter agreement.

[Signatures commence on following page]

The parties hereto have caused this letter agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

Very truly yours,

BANK OF AMERICA, N.A., as Agent and Lender

By: /s/ John M. Olsen
John M. Olsen, Senior Vice President

DNB NOR BANK ASA, as Lender

By: /s/ Philip F. Kurpiewski
Philip F. Kurpiewski, Senior Vice President

By: /s/ Henrik Asland
Henrik Asland, Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Gordon Wilkins
Gordon Wilkins, Vice President

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ALPHARMA INC.

By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, Executive Vice President and Chief Financial Officer

ALPHARMA OPERATING CORPORATION

By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

ALPHARMA U.S. INC.

By: /s/ Christine Sacco
Christine Sacco, Treasurer

[CORPORATE SEAL]

ALPHARMA EURO HOLDINGS INC.

By: /s/ Christopher Towenr
Christopher Towner, Secretary

ALPHARMA (BERMUDA) INC.

By: /s/ Christopher Towner
Christopher Towner, Secretary

[Signatures continued on following page]

ALPHARMA USHP INC.

By: /s/ Christopher Towner
Christopher Towner, Secretary

ALPHARMA ANIMAL HEALTH COMPANY

By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, Vice President and Treasurer

MIKJAN CORPORATION

By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

ALPHARMA HOLDINGS INC.

By: /s/ Christopher Towner
Christopher Towner, Secretary

[Signatures continued on following page]

ALPHARMA SPECIALTY PHARMA INC.

By: /s/ Christopher Towner
Christopher Towner, Secretary

PUREPAC PHARMACEUTICAL HOLDINGS, INC.

By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

ALPHARMA PHARMACEUTICALS LLC

By: /s/ Ronald Warner
Ronald Warner, President

BARRE PARENT CORPORATION

By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

**** Indicates that material has been omitted and filed separately with the Securities and Exchange Commission.